Exhibit 16.1


                     [Bridges & Dunn-Rankin, LLP letterhead]


December 13, 2004

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Small Town Radio, Inc.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

      (1) We have read the Company's response to Item 4 of Form 8-K dated December 20, 2004; and

      (2) We agree with the response.


Very Truly Yours,

/s/ Bridges Dunn-Rankin, LLC

Cc:   Chief Accountant
      SECPS, Letter File, Mail Stop 11-3
      Securities and Exchange Commission
      450 Fifth Street, NW
      Washington, DC 20549